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                                                                    Exhibit 10.2

                                 AMENDMENT No. 3
                                       TO
                           INTERNATIONAL PAPER COMPANY
                              RESTRICTED STOCK PLAN
                                       FOR
                             NON-EMPLOYEE DIRECTORS

1. Purpose and Effective Date of Plan

This plan shall be known as the International Paper Company Restricted Stock Plan for Non-Employee Directors. The purpose of this plan is to enable International Paper Company ("International Paper") to attract and retain persons of outstanding competence to serve as directors of International Paper by paying such persons a portion of their compensation in restricted common stock of International Paper pursuant to the terms of this plan. The plan became effective as of January 1, 1988, and was amended May 12, 1992, May 27, 1999, and May 7, 2002, and each amendment further thereto shall become effective as of the effective date set forth in such amendment.

2. Stock Available for the Plan

An aggregate of 250,000 shares of $1.00 par value common stock of International Paper shall be available for delivery pursuant to the provisions of this plan. Such shares shall be either previously unissued shares or reacquired shares. Any restricted shares awarded under this plan with respect to which the restrictions are not removed in accordance with the service requirements of the plan, or which become forfeited for any reason, shall not be available for other restricted awards under the plan and shall become treasury stock of the Company.

3. Eligibility for Participating in Plan

Participation in this plan is limited to persons who serve as directors of International Paper and who are not "employees" of International Paper (or its subsidiaries) within the meaning of the Employee Retirement Income Security Act of 1974. An employee-director who retires from employment with International Paper (and its subsidiaries) shall become eligible to participate in this plan and shall be entitled to receive an award of restricted stock at the time of re-election as a non-employee director.





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4. Awards of Restricted Common Stock Under the Plan

(a) Effective May 7, 2002, awards of restricted common stock of International Paper will be made to each participant on an annual basis following the annual meeting of shareholders. Such awards will consist of 1,750 shares of restricted common stock. A participant who is elected by the Board to fill a vacancy during the year shall receive a number of shares representing a pro rata portion of the number of shares of restricted common stock awarded to non-employee directors following the most recent annual meeting of shareholders. Each award of restricted shares under this plan shall be immediately registered in the name of the participant but shall be expressly subject to all of the restrictions, service provisions, and all other terms and conditions set forth in Section 5 of this plan.

(b) Effective May 7, 2002, a participant may elect to receive either one hundred percent (100%), or fifty percent (50%) of his cash compensation related to serving on the Board in restricted common stock of the Company. The number of shares of common stock that a participant shall receive with respect to such election shall be determined by the administrator of this plan and communicated to each participant in advance of such participant's election.

5. Restrictions, Removal of Restrictions, and Terms and Conditions of Awards of Restricted Shares

(a) Participants shall have the right to receive all dividends and other distributions made with respect to restricted shares registered in his or her name, and shall have the right to vote or execute proxies with respect to such registered restricted shares (other than the awards of restricted shares made prior to the date of shareowners approval which shall have such right only upon such approval of the plan or amendment affecting such awards), unless and until such shares are forfeited pursuant to the provisions of this plan. All certificates of shares shall be endorsed with a legend referring to the restrictions imposed by this plan. Possession of the certificates of shares shall be retained by the Treasurer of International Paper until the provisions of the plan relating to removal of the restrictions have been satisfied.

(b) Shares of restricted stock may not be sold, assigned, pledged or otherwise transferred by the participant unless and until all of the restrictions imposed by this plan have been removed pursuant to the provisions of this plan, and a new certificate of shares has been issued by International Paper which does not contain the legend of restrictions.

(c) Shares of restricted stock awarded under this plan on and after May 7, 2002, shall become free of restrictions and non-forfeitable on the first anniversary of the date of the award of the restricted shares. Notwithstanding the foregoing, shares of restricted stock awarded under this plan shall become free of restrictions and non-forfeitable upon the occurrence of one of the following events:

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     (i)    the participant's death or disability;

     (ii)   mandatory retirement of the participant from the Board of Directors;
            or

     (iii) resignation or failure to stand for re-election with the consent of the Board (which shall mean approval by at least 80% of the directors voting, with the affected director abstaining), or any failure to be re-elected after being duly nominated. In the event of a resignation with consent during the first year in which an award is received, the number of shares with respect to which the restrictions shall be removed will be a pro rata portion of shares originally awarded determined by dividing the number of months served during the first year of the award by the number twelve (12).

None of the shares of restricted stock awarded under this plan prior to May 7, 2002 shall become free of restrictions and non-forfeitable until the termination of the participant's service as a director of International Paper. Such shares shall become non-forfeitable upon the occurrence of one of the following events:

     (x)    the participant's death or disability;

     (xi) the mandatory retirement at the end of the term during which the participant reaches mandatory retirement age; or

     (xii) resignation or failure to stand for re-election with the consent of the Board (which shall mean approval by at least 80% of the directors voting, with the affected director abstaining), or any failure to be re-elected after being duly nominated. In the event of a resignation with consent during a term, the number of shares with respect to which the restrictions will be removed will be a pro rata portion of shares originally awarded determined by dividing the period of the director's term served to the effective date of resignation by the original term for which the director was elected or appointed.

Termination of service as a director for reason other than those specified in this Section 5(c), including, without limitation, any involuntary termination effected by Board action, shall result in forfeiture of the restricted shares.

(d) In the event of a "change of control" of International Paper (as defined below), the Board may accelerate the removal of all restrictions relating to all or an equal portion of the outstanding restricted shares. Termination of Board service resulting from a change of control will result in immediate lapse of the forfeiture provisions relating to all of the affected director's restricted shares. In any situation involving acceleration of the removal of restrictions relating to the awarded shares upon a change of control, the Board may elect to repurchase such shares at the then fair market price instead of releasing the shares to the participant owning such shares. For purposes of this plan, a "change in control" of International Paper shall mean a change in control of a nature that would be required to be reported in response to Item 1(a) of Form 8-K promulgated under

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the Securities Exchange Act of 1934, as amended ("Exchange Act"); provided that, without limitation, such a change in control shall be deemed to have occurred if
(a) any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act other than company benefit plans) except a transaction that is approved by the Board in accordance with the standards set forth in section 7-17 of the New York Business Corporation Law or any successor provision is or becomes the beneficial owner, directly or indirectly, of securities of International Paper representing 20% or more of the combined voting power of International Paper's then outstanding securities, or (b) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of International Paper cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election, by shareholders of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

(e) All shares with respect to which the restrictions are not removed in accordance with the provisions of this plan shall be forfeited and shall revert to the Treasury of International Paper.

(f) All awarded shares shall remain subject to the plan's restrictions prohibiting sales or transfer of such shares during the period of time while the participant continues to serve as a director of International Paper, and during the period of six (6) months from the date of grant which is required by SEC Rule 16b-3(c)(1), and all certificates of shares shall be endorsed with a legend referring to such restriction. In addition, the issuance or delivery of any shares may be postponed for such period as may be required to comply with any applicable requirements of any national securities exchange or any requirements under any other law of regulation applicable to the issuance or delivery of such shares, and International Paper shall not be obligated to issue or deliver any such shares if the issuance or delivery thereof shall constitute a violation of any provision of any law of any regulation of any governmental authority or any national securities exchange.

6. Amendment or Termination of Plan

International Paper reserves the right to amend, modify or terminate this plan at any time by action of its Board of Directors, provided (a) no amendment shall be made more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder; and (b) that such action shall not adversely affect any participant's rights under the provisions of this plan with respect to awards of restricted stock which were made prior to such action, provided further that no modification of this plan shall be made which shall increase the aggregate number of shares available for award under this plan without the approval of the shareholders of International Paper.

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7. Administration of Plan

This plan shall be administered by the Vice President-Human Resources of International Paper. All decisions which are made by the Administrator with respect to interpretation of the terms of the plan, with respect to the restrictions, terms and conditions of the restricted shares, and with respect to any questions or disputes arising under this plan, shall be final and binding on International Paper and the participants (and their heirs or beneficiaries).

8. Changes in Stock and Adjustment of Number under the Plan

In the event of any stock dividend, split-up, reclassification or other analogous change in capitalization or any distribution (other than regular cash dividends) to holders of International Paper's common stock, the number of shares awarded and earned under this Plan, and the aggregate number of shares covered by this Plan shall be adjusted by the administrator to take account of such change.

9. Designation of Beneficiary

A participant may file with the Administrator a designation of beneficiary or beneficiaries on a form approved by the Administrator (which designation may be changed or revoked by the participant's sole action) to receive distribution of all or a designated portion of the participant's restricted stock account under this Plan upon the death of the participant. If no beneficiary has been designated or survives the participant, then the account shall be distributed as directed by the executor or administrator of the participant's estate.

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